As Filed with the Securities and Exchange Commission on December 27, 2006

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
December 20, 2006
Date of Report (Date of Earliest Event Reported)
Capital Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Tennessee
(State or other jurisdiction of
incorporation or organization)

000-51114	62-1848668
(Commission File Number)	(I.R.S. Employer Identification
Number)
1820 West End Avenue
Nashville, TN
(Address of principal executive offices)
37203
(Zip Code)
615-327-9000
(Registrant’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 9.01 Financial Statements and Exhibits
Signatures
EX-10.1 FIRST AMENDMENT TO AGREEMENT DATED AUGUST 20, 2003
EX-10.2 FIRST AMENDMENT TO AGREEMENT DATED JULY 10, 2006
EX-10.3 FIRST AMENDMENT TO AGREEMENT DATED AUGUST 20, 2003
EX-10.4 FIRST AMENDMENT TO AGREEMENT DATED JULY 10, 2006
EX-10.5 FIRST AMENDMENT TO AGREEMENT DATED MAY 26, 2004
EX-10.6 FIRST AMENDMENT TO AGREEMENT DATED JULY 10, 2006
EX-10.7 DEFERRED STOCK COMPENSATION PLAN ADOPTED DECEMBER 20, 2006

ITEM 1.01 Entry into a Material Definitive Agreement
On December 20, 2006 Capital Bancorp, Inc. entered into amendments to Supplemental Employee Retirement Account Agreements with R Rick Hart, Chairman, President and Chief Executive Officer, John W. Gregory, Jr., Executive Vice President and Chief Operating Officer, and Sally P. Kimble, Executive Vice President and Chief Financial Officer, copies of which are attached hereto as exhibits. The amendments primarily conformed the existing Supplemental Employee Retirement Account Agreements to changes in Section 409A of the Internal Revenue Code and established an annual increase in retirement benefits at 3% per annum.
On December 20, 2006, Capital Bancorp, Inc. adopted a Director Deferred Stock Compensation Plan, a copy of which is attached hereto as an exhibit.
ITEM 9.01 Financial Statements and Exhibits
     (c) Exhibits:
     10.1 FIRST AMENDMENT TO THE CAPITAL BANK & TRUST COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT DATED AUGUST 20, 2003 FOR R. RICK HART, executed December 20, 2006
     10.2 FIRST AMENDMENT TO THE CAPITAL BANK & TRUST COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT DATED JULY 10, 2006 FOR R. RICK HART executed December 20, 2006
     10.3 FIRST AMENDMENT TO THE CAPITAL BANK & TRUST COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT DATED AUGUST 20, 2003 FOR JOHN W. GREGORY, JR. executed December 20, 2006
     10.4 FIRST AMENDMENT TO THE CAPITAL BANK & TRUST COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT DATED JULY 10, 2006 FOR JOHN GREGORY executed December 20, 2006
     10.5 FIRST AMENDMENT TO THE CAPITAL BANK & TRUST COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT DATED MAY 26, 2004 FOR SALLY P. KIMBLE executed December 20, 2006
     10.6 FIRST AMENDMENT TO THE CAPITAL BANK & TRUST COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT DATED JULY 10, 2006 FOR SALLY P. KIMBLE executed December 20, 2006
     10.7 CAPITAL BANCORP, INC. DIRECTOR DEFERRED STOCK COMPENSATION PLAN, adopted December 20, 2006

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITAL BANCORP, INC.

Date: December 27, 2006	By :	/s/ R. Rick Hart

R. Rick Hart, Chairman, President and CEO